SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
Dated August 4, 2026 between
LISTED FUNDS TRUST
and
TEUCRIUM INVESTMENT ADVISORS, LLC

The Trust will pay to the Adviser, as compensation for the Adviser’s services rendered, a fee computed daily at an annual rate based on the average daily net assets of the Fund in accordance with the following fee schedule:

Fund	Rate
Teucrium Agricultural Strategy No K-1 ETF	1.49%
Teucrium No K-1 Corn ETF	1.49%
Teucrium 2x Daily Corn ETF	1.49%
Teucrium No K-1 Wheat ETF	1.49%
Teucrium 2x Daily Wheat ETF	1.49%
Teucrium No K-1 Sugar ETF	1.49%
Teucrium 2x Daily Sugar ETF	1.49%
Teucrium No K-1 Soybean ETF	1.49%
Teucrium 2x Daily Soybean ETF	1.49%
Yields for You Strategy A ETF	1.00%
Yields for You Strategy B ETF	1.00%
Relative Strength Managed Volatility Strategy ETF	0.95%
GlacierShares NASDAQ Iceland ETF	0.95%
Teucrium 2x Long Daily XRP ETF	1.89%
Teucrium 2x Short Daily XRP ETF	1.89%
GlacierShares Arctic Circle ETF	0.95%
21Shares FTSE Crypto 10 ex-BTC Index ETF	0.65%
21Shares FTSE Crypto 10 Index ETF	0.50%
AlphaDroid® Broad Markets Momentum ETF	0.95%
AlphaDroid® Defensive Sector Rotation ETF	0.95%
21Shares Active Crypto ETF	1.05%
21Shares 2x Long Dogecoin ETF	1.89%
21Shares 2x Long Sui ETF	1.89%
21Shares 2x Long HYPE ETF	1.89%
Teucrium xETFs 2x Long Daily BNB ETF	1.89%
Teucrium FLR ETF	1.89%
Teucrium Leveraged FLR ETF	1.89%
21Shares Canton Network ETF	0.50%
Teucrium Venezuela-Related Opportunities ETF	0.95%
Teucrium Leveraged XDC Network ETF	1.89%
Texas Equity Opportunity ETF	0.75%

Fund	Rate
AlphaDroid AI, Robotics, Hyperscaler Power ETF	0.95%
AlphaDroid Sweet 16 Giga Cap Stocks ETF	0.95%
xETFs Korea AI Semiconductor ETF	0.75%
xETFs 2x Long Daily Korea AI Semiconductor ETF	1.50%

IN WITNESS WHEREOF, the parties hereto have caused this Schedule A to be signed on their behalf by their duly authorized officers as of August 4, 2026.

LISTED FUNDS TRUST	TEUCRIUM INVESTMENT ADVISORS, LLC

By: /s/ Elaine E. Richards	By: /s/ Cory Mullen-Rusin
Name: Elaine E. Richards	Name: Cory Mullen-Rusin
Title: Secretary	Title: Chief Financial Officer